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                                                                    Exhibit 1.17

                           TRAVELERS SERIES FUND INC.

                             ARTICLES OF AMENDMENT
                            CHANGING NAMES OF SERIES
                         PURSUANT TO MGCL SECTION 2-605

     TRAVELERS SERIES FUND INC., a Maryland corporation having its principal office in the City of Baltimore, Maryland (the "Company"), certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Charter of the Company is hereby amended to provide as follows:

     The name of the "Smith Barney International Equity Portfolio" series of capital stock of the Company is hereby changed to the "Smith Barney International All Cap Growth Portfolio" series of capital stock of the Company, and the name of the "Smith Barney Mid Cap Portfolio" series of capital stock of the Company is hereby changed to the "Smith Barney Mid Cap Core Portfolio" series of capital stock of the Company.

     SECOND: The foregoing amendment to the Charter of the Company has been approved by a majority of the Company's entire Board of Directors and is limited to changes expressly permitted by Section 2-605 of the Maryland General Corporation Law to be made without action by the stockholders.

     THIRD: The amendment to the Charter of the Company effected hereby shall become effective on February 28, 2001.

     IN WITNESS WHEREOF, TRAVELERS SERIES FUND INC. has caused these Articles of Amendment to be signed in its name and on its behalf by its President/Chief Executive Officer and witnessed by its Secretary as of this __ day of February, 2001.

WITNESS:                                 TRAVELERS SERIES FUND INC.


-------------------------                --------------------------------
Name: Christina T. Sydor                 Name: Heath B. McLendon
      Secretary                                President/Chief Executive Officer

     THE UNDERSIGNED, the President/Chief Executive Officer of Travelers Series Fund Inc. who executed on behalf of the Company the foregoing Articles of Amendment of which this certificate is made a part, hereby acknowledges in the name and on behalf of said Company the foregoing Articles of Amendment to be the corporate act of said Company and hereby certifies that to the best of his knowledge, information and belief the matters and facts set forth therein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.


                                         --------------------------------
                                         Name: Heath B. McLendon
                                               President/Chief Executive Officer